JOINT FILING AGREEMENT



      Siobain-VI, Ltd., Wilmington Trust Company, Wilmington Trust Corporation and WT Investments, Inc.(the "Filing Persons") hereby agree to file jointly Amendment No. 1 to Schedule 13D and Siobain-VI, Ltd., Wilmington Trust Company and Wilmington Trust Corporation hereby agree to file jointly any amendments thereto relating to the common stock, $.001 par value per share, of JWGenesis Financial Corp., a Florida corporation, as permitted by Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended. Each of the Filing Persons agrees that the information set forth in Amendment No. 1 to Schedule 13D and any amendments thereto with respect to that Filing Person will be true, complete and correct as of the date of Amendment No.1 to Schedule 13D or that amendment, to the best of that Filing Person's knowledge and belief, after reasonable inquiry. Each of the Filing Persons makes no representations as to the accuracy or adequacy of the information set forth in Amendment No. 1 to
Schedule 13D or any amendments thereto with respect to any other Filing Person. Each of the Filing Persons shall notify the other Filing Person promptly if any of the information set forth in Amendment No. 1 to Schedule 13D or any amendments thereto becomes inaccurate in any material respect or if that person learns of information which would require an amendment to Amendment No. 1 to
Schedule 13D.


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      IN WITNESS  WHEREOF,  the  undersigned  have  executed  this Joint  Filing
Agreement as of the 17th day of January, 2000.


                                          SIOBAIN-VI, LTD.

                                          By:
                                             ---------------------------
                                             Edmond B. Coverdale,
                                             Vice President

                                          WILMINGTON TRUST COMPANY

                                          By:
                                             ---------------------------
                                             David R. Gibson,
                                             Senior Vice President and
                                             Chief Financial Officer

                                          WILMINGTON TRUST  CORPORATION

                                          By:
                                             ---------------------------
                                             David R. Gibson,
                                             Senior Vice President and
                                             Chief Financial Officer

                                          WT INVESTMENTS, INC.

                                          By:
                                             ---------------------------
                                             David R. Gibson,
                                             Senior Vice President